UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

Wesbanco, Inc.

(Exact name of Registrant as Specified in Its Charter)

West Virginia	000-08467	55-0571723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza, Wheeling, WV		26003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 234-9000

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $2.0833 Par Value	WSBC	NASDAQ Global Select Market
Depositary Shares (each representing 1/40th interest in a share of 6.75% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A)	WSBCP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2021, Robert H. Young, Senior Executive Vice President, Chief Financial Officer & Group Head – Finance of Wesbanco, Inc. (the “Company”), informed the Company of his intention to retire from employment with the Company effective December 31, 2021. On September 1, 2021, as more fully described below, the Company and Mr. Young entered into a consulting agreement (the “Consulting Agreement”) setting forth the terms of consulting services Mr. Young will provide to the Company following his retirement.  In connection with Mr. Young’s retirement, the Company intends to appoint Daniel K. Weiss, the Company’s Senior Vice President & Chief Accounting Officer, to serve as the Company’s Executive Vice President and Chief Financial Officer effective as of January 1, 2022.

Mr. Weiss, age 39, has served as Senior Vice President & Chief Accounting Officer of the Company since January, 2021 and previously has served as Senior Vice President and Corporate Controller, as well as working in various other roles, including Assistant Controller, since joining the Company in 2008. Prior to joining the Company, Mr. Weiss was employed by Deloitte & Touche LLP, in the audit practice, where he obtained a diverse background working as a public accountant in the financial services, manufacturing, healthcare and retail industries. Mr. Weiss has 17 years of experience and is a licensed Certified Public Accountant.

The Company expects to enter into amended compensatory arrangements with Mr. Weiss in connection with his appointment as Executive Vice President and Chief Financial Officer, the details of which have not been finalized as of the date of this filing.

There are no arrangements or understandings between Mr. Weiss and any other person pursuant to which Mr. Weiss will be selected as Executive Vice President and Chief Financial Officer.  Mr. Weiss has no family relationships with any other executive officer or director of the Company. Mr. Weiss has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of SEC Regulation S-K.

Pursuant to the Consulting Agreement, Mr. Young will provide certain consulting services to the Company between January 1, 2022 and June 30, 2022.  As compensation for the consulting services, Mr. Young will be paid $250,000 and be reimbursed his reasonable expenses.  Mr. Young will also continue to be covered under the Company’s group health and welfare benefit plans through June 30, 2022, with the cost of such coverage to be borne by the Company.  After June 30, 2022, the Consulting Agreement will continue on a month-to-month basis until terminated by either party in accordance with the terms of the Consulting Agreement at the same prorated compensation rate.  The foregoing description of the terms of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated by reference herein.

Item 8.01  Other Events.

On September 2, 2021, the Company issued a press release announcing the retirement of Mr. Young and the related intention to appoint Mr. Weiss as the Company’s Executive Vice President and Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1	Consulting Agreement, dated as of September 1, 2021, by and between Wesbanco, Inc. and Robert H. Young.
99.1	Press release dated September 2, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wesbanco, Inc.
(Registrant)

Date: September 2, 2021	/s/ Todd F. Clossin
Todd F. Clossin
President and Chief Executive Officer